UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2025

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland	20740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2025, the Board of Directors of IonQ, Inc. (the “Company”) approved the Company’s Amended and Restated Bylaws (the “Amended Bylaws”), effective immediately. The Amended Bylaws modified the provisions for determining the presence of a quorum at all meetings of stockholders, to provide that the presence, in person, by remote communication, if applicable, or by proxy, of the holders of one-third of the voting power of the outstanding shares of stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. Prior to the amendment and restatement, the presence, in person, by remote communication, if applicable, or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at a meeting of stockholders, constituted a quorum for the transaction of business. The Amended Bylaws also contain updated advance notice provisions to bring the bylaws in line with current best practices.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3.1	Amended and Restated Bylaws of IonQ, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: April 22, 2025	By:	/s/ Stacey Giamalis
Stacey Giamalis
Chief Legal Officer and Corporate Secretary